Exhibit 99.1

Hepion Pharmaceuticals to Present at The Liver Meeting Digital ExperienceTM 2020

EDISON, N.J., November 12, 2020 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a clinical stage biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis ("NASH"), today announced that it will present virtually at The Liver Meeting Digital ExperienceTM 2020, hosted by the American Association for the Study of Liver Diseases (AASLD), to be held from November 13-16, 2020.

The poster presentation will review positive findings from an expanded study, conducted by UK-based FibroFind, in which Hepion's lead candidate, CRV431, prevented experimentally induced liver fibrosis to a greater extent than four other leading NASH drug candidates in a human precision cut liver slices experimental model.

Dr. Daren Ure, Chief Scientific Officer of Hepion, who will be presenting the poster, said, “CRV431’s distinguishing factor from other NASH drug candidates is that it directly targets fibrotic scar formation by down-regulating cyclophilin B, an important regulator of collagen synthesis. We look forward to discussing the study’s findings, which suggest that CRV431 has the potential to complement other therapies to decrease NASH-related liver fibrosis.”

Presentation Details

Superior Antifibrotic Efficacy of CRV431 in Human Precision Cut Liver Slices

Abstract Number: 0579

Session title: Experimental NAFLD and NASH

Date: Friday, November 13, 2020

Time: 6:00 am - 11:55 pm ET

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and other types of hepatitis. The Company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilins, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; risks associated with delays, increased costs and funding shortages caused by the COVID-19 pandemic; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2019 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com